UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported)  February 16, 2006

SUPERIOR ESSEX INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On February 16, 2006, Andrew D. Africk notified the Board of Directors of Superior Essex Inc. (the “Company”) that he will resign his position as a director effective March 31, 2006.  Mr. Africk’s term as a director was due to expire at the Company’s 2008 annual meeting.  No disagreement exists between the Company and Mr. Africk.

Mr. Africk joined the Company’s Board of Directors on November 10, 2003, the effective date of the Company’s plan of reorganization. He is a senior partner of Apollo Management, L.P. (“Apollo”), a private equity fund manager which previously held an equity interest in the Company.

Commenting on Mr. Africk’s resignation, Stephen M. Carter, the Company’s Chief Executive Officer, said, “After several years of outstanding service to our Board of Directors, it is with great disappointment that we bid goodbye to Andy Africk. Andy was extremely valuable to the Company during its turnaround efforts, and we wish him the best in all of his future endeavors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Dated: February 21, 2006

	By:	/s/ David S. Aldridge
David S. Aldridge
Executive Vice President, Chief Financial Officer and Treasurer